EXHIBIT 99.1

To 8-KA

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

772-288-6086

William R. Hahl

Executive Vice President/

Chief Financial Officer

Seacoast Banking Corporation of Florida

772-221-2825

SEACOAST ANNOUNCES REVISED EFFECT OF EARLY ADOPTION OF FAS 159

STUART, FL., May 11, 2007 - As reported previously in its earnings release for the first quarter of 2007, Seacoast elected to early adopt Financial Accounting Standards (FAS) 159 and selected approximately $251 million of investment securities to be reported beginning January 1, 2007 at fair value.  Subsequent to quarter end $225 million of these securities were repositioned based on a revised outlook with regard to the Company’s interest rate exposures.  A transition adjustment, net of tax of $3.7 million, to the carrying value for the securities selected for fair value accounting was initially made as a charge to beginning retained earnings in accordance with the Company’s understanding and interpretation of FAS 159 following a thoughtful evaluation and extensive discussion by management, the Audit Committee, and the Company’s independent registered public accounting firm.  Additional interpretations of the requirements for early adoption of FAS 159 including general comments made more recently by the Securities and Exchange Commission and further analysis by the accounting industry have caused the Company to conclude that it should record the entire transition adjustment as a charge to earnings for the first quarter of 2007 rather than a charge to beginning retained earnings.  Accordingly, the Company will include this adjustment in its Condensed Consolidated Statement of Income for the first quarter of 2007 in its Form 10-Q which will be filed with the Commission.

As stated in the earnings release for the first quarter 2007 the securities repositioning is expected to improve overall margin performance in the coming quarters.  This revision is expected to reduce GAAP earnings for the first quarter by approximately $3.7 million or $ 0.20 diluted earnings per share.  This decision has no effect on operating earnings for the first quarter.

The impact of this change on net income and diluted earnings per share (DEPS) for first quarter 2007 is summarized below:

AMOUNT

DEPS

Previously Reported Net Income

$

6,427

$

0.34

Less:  Trading account profits (net of tax)

365

0 .02

Operating Earnings

6,062

0.32

Less:  Securities Losses (net of tax)

3,293

0.18

Net Income

$

2,769

$

0.14

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2006 under “Special Cautionary Notice Regarding Forward-Looking Statements,” and otherwise in our SEC reports and filings.  Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

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